                   Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
-------------------------
[ ] Preliminary Proxy Statement                        [X] Definitive Proxy Statement

[ ] Definitive Additional Materials                    [ ] Soliciting Material Pursuant to
                                                           Rule 14a-11(c) or Rule 14a-12

                         MIKRON INSTRUMENT COMPANY, INC.
                (Name of Registrant as Specified in its Charter)

                         MIKRON INSTRUMENT COMPANY, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check in the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration No.:

     (3) Filing Party:

     (4) Date Filed:

                         MIKRON INSTRUMENT COMPANY, INC.
                                16 Thornton Road
                            Oakland, New Jersey 07436

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD JUNE 11, 2001 AT 11:00 A.M.

TO THE SHAREHOLDERS OF MIKRON INSTRUMENT COMPANY, INC.

     MIKRON INSTRUMENT COMPANY, INC. will hold its 2001 Annual Meeting of Shareholders at 11:00 A.M. on June 11, 2001. At the meeting, you will be asked to consider and vote on the following proposals:

     To elect six directors, each to hold office for a term of one year or until their respective successors shall have been duly elected or appointed;

     To ratify the appointment of Arthur Andersen, LLP as our independent auditors for the fiscal year ending October 31, 2001; and

     To transact such other business as may properly come before the meeting.

     The meeting will be held at our offices which are located at 16 Thornton Road, Oakland, New Jersey 07436.

     Only holders of record of shares of our common stock at the close of business on May 3, 2001 will be entitled to vote at the meeting. All such shareholders are requested to be represented at the meeting either in person or by proxy. The stock transfer books will not be closed.

     Enclosed are copies of the Annual Report to our Shareholders consisting of a letter from our Chief Executive Officer, our Form 10-KSB for the year ended October 31, 2000, and a copy of our quarterly report on Form 10-QSB for the quarter ended January 31, 2001. A proxy card and return envelope also are enclosed.

     Shareholders who cannot attend the meeting in person are requested to date and execute their proxies and return them to us in the enclosed envelope as promptly as possible.

                                      By Order of the Board of Directors,


                                      Steven D. Dreyer, Secretary

                         MIKRON INSTRUMENT COMPANY, INC.
                                16 Thornton Road
                            Oakland, New Jersey 07436

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To be held June 11, 2001

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the management of MIKRON INSTRUMENT COMPANY, INC., a New Jersey corporation, for use at the Annual Meeting of Shareholders to be held on June 11, 2001 and at any postponements or adjournments thereof. This material is first being mailed to shareholders on or about May 9, 2001.

     The cost of solicitation of proxies from our shareholders will be borne by us. We may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to their principals.

     A form of proxy is enclosed for your use at the meeting. The issuance of a proxy by you will not affect your right to vote your shares if you attend the meeting and desire to vote in person. You may revoke any proxy you give at any time before it is used to vote your shares. However, if you choose to revoke a proxy you have given, your revocation will not be effective unless notice that it has been revoked is received, in writing, by our Corporate Secretary before voting begins at the meeting. All shares represented by effective proxies on the enclosed form received by us will be voted at the meeting or any adjourned session of the meeting in accordance with the terms contained on the proxies. If you provide us with your proxy on the enclosed form, but you do not mark the proxy to indicate how you want to vote on the proposals which will be presented at the meeting for the shareholders' consideration, your shares will be voted FOR all directors nominated by our management at the meeting, and for all other proposals identified on the proxy.

     If you provide us with your proxy on the enclosed form, but you mark the proxy to indicate that you want to "abstain" from voting on any of the proposals which will be presented at the meeting for the shareholders' consideration, you and your shares will be considered to be "present" at the meeting for the purpose of determining if there is a quorum at the meeting, but your shares will not be voted on any proposals marked with your directions to abstain from voting.

                                VOTING SECURITIES

     On May 3, 2001 there were 4,288,200 shares of our one third cent par value common stock outstanding. Our common stock is our only class of voting securities. Each share is entitled to one vote. To be elected, a director must receive a plurality of the votes of the holders of common stock present in person or by proxy at the meeting. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting is required to approve Proposal 2 to be acted upon at the meeting. Only holders of record of shares of common stock at the close of business on May 3, 2001 will be entitled to notice of, and to vote at the meeting. If you held your shares on that date, you may vote your shares at the meeting either in person or by your duly authorized proxy.

                     OWNERSHIP OF COMMON STOCK BY DIRECTORS,
                       EXECUTIVE OFFICERS AND FIVE PERCENT
                               BENEFICIAL HOLDERS

     The following table sets forth as of May 3, 2001 certain information as to persons known to us who may be deemed to be beneficial owners of more than five percent of our outstanding shares of common stock, each of our directors and all of our officers and directors as a group:

                                               Amount and Nature               Percentage of
Name and Address of                             of Beneficial                   Outstanding
 Beneficial Owner (1)                            Ownership(1)                 Shares Owned(2)
---------------------                           -------------                 ----------------

Steven N. Bronson(3)                             706,917(4)                      16.1%

Gerald D. Posner                                 376,190(5)                       8.7%

Dennis Stoneman                                  209,524(5)                       4.8%

Keikhosrow Irani                                 625,984                         14.6%

William J. Eckenrode(6)                           40,000(7)                         --

Henry M. Rowan(8)                                 25,000(7)                         --

Lawrence C. Karlson(9)                           102,000(10)                      2.4%

Chori Co., Ltd.(11)                              350,000                          8.2%

All Officers and Directors as a Group
(6 persons)                                    1,378,698(12)                     30.9%

(1) All shares are owned beneficially and of record unless indicated otherwise. Unless otherwise noted, the address of each shareholder is c/o the company, 16, Thornton Road, Oakland, New Jersey.

(2)  Based upon 4,288,200 shares issued and outstanding.

(3) Mr. Bronson's address is c/o Catalyst Financial LLC., 10 South Street, Suite 202, Ridgefield, Connecticut.

(4) Includes 100,000 shares of common stock issuable pursuant to warrants held by Catalyst Financial LLC., a limited liability company owned and controlled by Mr. Bronson through which he is deemed to possess the power to vote and dispose of such shares. All of such warrants may be exercised within 60 days of the date of this proxy statement. ___ See "Certain Relationships and Related Transactions."

(5) Does not include 128,571 shares of common stock issuable pursuant to an option which contains vesting conditions and performance targets which have not yet been satisfied. Includes 42,857 shares issuable under that same option which have vested pursuant to those performance conditions and which may be purchased within 60 days of the date of this proxy statement. See, "Executive Compensation -- Employment Contracts, Termination of Employment and Change in Control Arrangements."

(6)   Mr. Eckenrode's address is 575 Gramercy Lane, Downington, Pennsylvania.

(7) Includes 25,000 shares of common stock issuable pursuant to options which may be exercised within 60 days of the date of this Proxy statement. See, "Executive Compensation -- Compensation of Directors."

(8)   Mr. Rowan's address is 10 Indel Avenue, Rancocas, New Jersey.

(9) Mr. Karlson's address is 2401 Casas de Marbella Drive, Palm Beach Gardens, Florida.

(10) Includes 35,000 shares of common stock issuable pursuant to options which may be exercised within 60 days of the date of this Proxy statement. See, "Executive Compensation -- Compensation of Directors."

(11) The address of this shareholder is 4-7 Kawaramachi, 2-chome, Chuo-ku, Osaka 541, Japan.

(12) Includes the shares issuable upon exercise of the options held by Messrs. Eckenrode, Karlson and Rowan, as well as the shares which have vested under, and which are issuable pursuant to the options held by Messrs. Posner and Stoneman.

                             EXECUTIVE COMPENSATION

     Between August 1998 and May 16, 1999, Steven N. Bronson served as our Chief Executive Officer. However, he did not receive any compensation from us for serving in that capacity. Commencing on May 17, 1999, Gerald D. Posner began serving as our President and Chief Executive Officer. The following table sets forth certain information regarding the compensation we paid during each of our last three fiscal years to our Chief Executive Officer and to each of our other executive officers who received salary and bonus payments in excess of $100,000 during those years (collectively, the "Named Executives"). We did not pay any compensation that would qualify as payouts pursuant to long-term incentive plans ("LTIP Payouts"), or "All Other Compensation" and we did not issue any SARs during that period of time.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term Compensation
                                                 Annual Compensation                              Awards
                                         --------------------------------------------    -------------------------
                                                                                         Restricted     Securities
Name and Principal                                                    Other Annual         Stock        Underlying
    Position                    Year      Salary($)    Bonus($)      Compensation($)      Awards($)     Options(#)
                                ----     ----------   ---------     -----------------    ----------    -----------
Gerald D. Posner, CEO           2000       $200,000                                                        -(1)
Gerald D. Posner, CEO           1999(2)    $ 84,615                                                        -(1)
Keikhosrow Irani, CTO           2000       $139,167                       11,000(3)
Keikhosrow Irani, CTO           1999       $134,167                       11,000(3)
Keikhosrow Irani, Pres.         1998       $130,000                       11,000(3)
Dennis Stoneman, VP             2000       $103,846                        6,000(4)                        -(1)

---------------------
(1) Does not include 171,428 shares of common stock issuable pursuant to options which contain vesting conditions and performance targets which, except as to 42,857 shares, have not yet been satisfied. See "Employment Contracts, Termination Of Employment And Change In Control Arrangements."

(2)   May 17, 1999 - October 31, 1999.

(3) Mr. Irani has Company paid life insurance and incidental personal use of a Company-leased automobile. See, "Certain Relationships and Related Transactions."

(4)   Mr. Stoneman receives a car allowance of $500.00 per month.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

The Company did not grant any options or SARs to any of the Named Executive Officers during the fiscal year ended October 31, 2000.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

None of the Named Executive Officers exercised any options during the fiscal year ended October 31, 2000.

COMPENSATION OF DIRECTORS

     We have not paid and do not presently propose to pay cash compensation to any director for acting in such capacity, except for reimbursement for reasonable expenses in attending our Board and Board Committee meetings. During the fiscal year ended October 31, 2000, we did issue options under our Plan to each of our non-employee directors. Each option is exercisable for a period of five years at an exercise price of $2.3175. Mr. Karlson's option entitles him to purchase 35,000 shares, and the options granted to Messrs. Rowan and Eckenrode entitles each of them to purchase 25,000 shares.

               EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     In December 1996, Keikhosrow Irani, who was then our President, entered into a five-year employment agreement with us. Pursuant to this agreement, Mr. Irani received base compensation of $130,000 in 1998 and $135,000 in 1999. That agreement also provides that he will receive base salaries of $140,000 in 2000 and $150,000 in 2001. Mr. Irani has exercised a two-year renewal option contained in that agreement. He is entitled to receive a base salary of $150,000 during each of those two-year periods. The agreement also provides Mr. Irani with use of an automobile and for disability income equal to his base salary for up to six months of disability. In the event of disability lasting beyond six months or in the event of death of Mr. Irani, the agreement requires a payment of 50% of the total amount of his last three years' salary over a term of three years. The agreement also obligates us to provide disability and life insurance to Mr. Irani.

     In May 1999, Gerald D. Posner and Dennis Stoneman, our President and a Vice President, respectively, entered into four year employment agreements with us which provide for the payment of annual salaries of $200,000 and $100,000, respectively, subject to such merit increases, in each case, as our Board, or the Board's Compensation Committee, shall determine to grant. In accordance with those agreements, each of Messrs. Posner and Stoneman was granted options under the Plan to purchase 171,428 shares of common stock at an exercise price of $1.00 per share.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company. There has not been any such interlocking relationship in the past.

Compensation Committee Report

     During Fiscal 1999, the Board established a Compensation Committee to administer Mikron's Omnibus Stock Incentive Plan (the "Plan") and to develop executive compensation policies and practices which coincide with and enhance Mikron's business plans and strategies. During Fiscal 2000, the Board appointed the undersigned as members of that Committee.

     The employment agreements which Mikron executed with Messrs. Posner and Stoneman provided for sizable grants of performance options under the Plan which were designed to motivate these key executives to propel Mikron to generate much higher levels of revenues and earnings through growth and expansion. Those options entitle each of Messrs. Posner and Stoneman to purchase 171,428 shares of common stock at $1.00 per share. As originally granted, those entitlements were to vest at the rate of 42,857 shares per annum, and any vested options could only be exercised if the performance targets that the Board or this Committee sets for a particular fiscal year have been met. The performance targets that the Board established for Messrs. Posner and Stoneman for fiscal 2000 were keyed to Mikron's achievement of total revenues of at least $9,311,000 and income from operations of at least $236,250. By reason of the fact that neither option provided for vesting of any portion of the grant unless the performance targets were met, the applicable accounting rules - called "variable plan" accounting rules - placed Mikron in the unenviable position of having to record ever increasing quarterly charges against its earnings as a consequence of the achievement of those performance targets.

     In order to eliminate the adverse effects of the variable plan rules, this Committee authorized, and Messrs. Posner and Stoneman agreed to, an amendment of their options which provided that

     o all of the shares issuable under those options will absolutely vest on May 15, 2003

     o but, the vesting of those shares will be accelerated to occur on the last day of each of Mikron's fiscal years ending on October 31, 2000 - 2002 and on the last day of Mikron's semi-annual fiscal period ending on April 30, 2003 at the rate of 42,857 shares per vesting period, upon satisfaction of the performance targets established for that period.

     Mikron's employment agreements with Messrs. Posner, Stoneman and Irani contain provisions which would permit this Committee to award cash bonuses to those executives when circumstances warrant such action. We decided not to award cash bonuses to any of those executives with regard to the fiscal year ended in October 2000. We will review the results that Mikron achieves and the performance of each of those executives after the close of the current and future fiscal years. A determination will then be made as to whether and to what extent any bonuses should be awarded.

Henry M. Rowan, Chairman
Lawrence C. Karlson

Comparison Of Total Shareholder Returns

     The performance graph which follows compares the cumulative total shareholder returns on our common stock for the five-year period ended
October 31, 2000 with the S&P 500 Index and a peer group index of 26 companies (including our company) who, according to their respective standard industrial codes, are engaged in the same line of business as the one in which we are engaged. The graph assumes that the value of our common stock and the value of each Index was $100 on October 31, 1995. The shareholder returns shown below may not be indicative of future performance.


                            [PERFORMANCE GRAPH]

                                               Fiscal Years Ended October 31,
                                 ---------------------------------------------------------
                                 Base Year
                                   1995        1996     1997      1998      1999      2000
                                   ----        ----     ----      ----      ----      ----
Mikron Instrument Co., Inc.         100       143.75     87.50     31.25    50.00    100.00
S&P 500 Index                       100       124.09    163.94    200.00   251.33    266.65
Peer Group                          100        99.42    147.85    154.66   209.15    257.61

-------------------
Source: S&P Compustat Total Return Service

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all of those filing requirements were complied with by our executive officers and directors during fiscal 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 3, 1999, we entered into a three-year financial consulting services agreement with Catalyst Financial, LLC., a licensed brokerage and investment banking firm solely owned and controlled by Steven N. Bronson. At that time, Mr. Bronson was the Chairman of our Board and our Chief Executive Officer. Catalyst's basic compensation under this agreement includes a payment of $5,000 per month during the term of the agreement and a five year warrant entitling it to purchase 100,000 shares of common stock at an exercise price of $1.00 per share.

     Furthermore, in the event that we effectuate, as a result of any introduction made by Catalyst, a merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction (in each case, an "M&A Transaction") during the term of the agreement, and during the one year period following the end of such term, Catalyst shall be entitled to receive a finder's fee based upon a sliding scale ranging from 5% of the first $5,000,000 of consideration to 1% of any consideration in excess of $20,000,000. Also, if Catalyst renders consulting services on an M&A Transaction which does not result from an introduction made by it, Catalyst shall be entitled to receive a finder's fee based upon a sliding scale ranging from 2.5% of the first $5,000,000 of consideration to .5% of any consideration in excess of $20,000,000.

     We purchase certain of the products we sell from Chori and Chori-America. Chori is an owner of more than five percent (5%) of our common stock. During fiscal 2000, we purchased approximately $1,956,000 of products from or through Chori, and paid Chori and Chori-America approximately $85,000 representing commissions paid at the rate of 5% of sales to those companies in their respective capacities as international sales representatives for all of our products.

     Since August 1992, we have provided $500,000 of life insurance for Mr.
Irani.


PROPOSAL 1 - NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors of the Company has nominated the following persons for election as directors, each to serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Lawrence C. Karlson (Chairman), Henry M. Rowan, William J. Eckenrode Gerald D. Posner, Keikhosrow Irani and Dennis Stoneman.

     Certain information concerning the nominees for election at the annual meeting is set forth below. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, the shares present by proxy at the meeting may be voted for the election of the other nominees in the discretion of the persons acting pursuant to those proxies.

     If any nominee for election to the Board of Directors should be unavailable to serve, the proxies may be voted for the election of another person designated by the Board of Directors. The Board of

Directors has no reason to believe any of the nominees will be unable to serve if elected.

     The Board of Directors recommends a vote for each of the nominees for election as directors.

         The following information is submitted concerning the nominees for election as directors based upon information received by us from such persons:

Nominees for Election as Directors

     Lawrence C. Karlson (age 58) was first elected to our Board at the annual meeting held in June 2000. At that time, he was appointed by our Board to serve as its Chairman. Since his retirement in 1993 as Chairman and a director of Spectra-Physics AB, Mr. Karlson has provided consulting services to a variety of businesses and has acted as a private investor in both seasoned and development stage companies. In 1983 Mr. Karlson formed Nobel Electronics, an autonomous business unit of AB Bofors, which manufactured instrumentation for the polymer processing and weighing and force measurement and position control industries. Nobel Electronics merged with Pharos AB, a company traded on the Stockholm Stock Exchange, of which Mr. Karlson became President and Chief Executive Officer. As a result of certain consolidation transactions, Mr. Karlson became Chairman and a director of Spectra AB in 1990, whose business focused on niche oriented, high technology companies specializing in lasers, opto-electronic instruments and microwave transmission. Aggregate sales for the Spectra-Physics AB group of companies exceeded $685 million in 1990. Prior to forming Nobel Electronics, Mr. Karlson held various positions with Fisher & Porter Company commencing in 1965 and was appointed President in 1981. Mr. Karlson received a Master degree in Business Administration from the Wharton School at the University of Pennsylvania. Mr. Karlson is a member of our Board's Compensation and Audit Committees.

     William J. Eckenrode (age 65) also was elected to our Board at last year's annual meeting. Mr. Eckenrode retired in 1998 after serving for 16 years as the Vice President of Finance and Administration of Berwind Group. Berwind Group is a privately owned investment management company with revenues in excess of one billion dollars. It operates businesses in the industrial, pharmaceutical and real estate sectors. Prior to joining Berwind, Mr. Eckenrode held various management positions with Allis Chalmers Manufacturing Company, US Steel Corp, United Aircraft Corp, and ITE Imperial Corp. Mr. Eckenrode holds a Bachelor of Science degree in Economics from Villanova University. Mr. Eckenrode is the Chairman of our Audit Committee.

     Henry M. Rowan (age 77) was elected to our Board at last year's annual meeting. Mr. Rowan founded (1954) and is currently the President of Inductotherm Industries, located in Rancocas, New Jersey. Inductotherm is a leader in the design and manufacture of equipment for induction melting, heat treating and welding and is comprised of 100 companies pursuing 50 different technologies with customers in 83 countries. Mr. Rowan holds a Bachelor of Science in Electrical Engineering degree from the Massachusetts

Institute of Technology. Mr. Rowan is the Chairman of our Board's Compensation Committee.

     Gerald D. Posner (age 53) became one of our directors on May 3, 1999, and has served as our President and Chief Executive Officer since May 17, 1999. Mr. Posner is the former President and a major shareholder of Electronic Measurements, Inc., a New Jersey based manufacturer of power supplies. Under Mr. Posner's leadership, a successful LBO creating significant investor appreciation was completed in 1998, resulting in the sale of Electronic Measurements, Inc to Siebe, plc. Prior to his involvement at Electronic Measurements, Mr. Posner was President of Eurotherm plc's temperature instrumentation subsidiary in the U.S. Mr. Posner holds a B.S.E.E. degree from Cooper Union and a Master degree in Business Administration from Clark University.

     Keikhosrow Irani (age 64) is one of our founders and has served as one of our directors since our organization in 1969. On August 31, 1995 he became our President and Chief Executive Officer. On May 17, 1999 he relinquished his position as President, and became Chief Technical Officer. Mr. Irani holds the degree of Master of Science in Electrical Engineering from the University of Missouri.

     Dennis Stoneman (age 68) became one of our directors on May 3, 1999, and has served as a Vice President since May 17, 1999. Prior to joining us, Mr. Stoneman had spent the previous 14 years working in various capacities for several U.S. and overseas subsidiaries of Eurotherm plc. Since 1996, Mr. Stoneman has served as Eurotherm's Director of Business Development, primarily concerning with the acquisition of companies in the field of instrumentation, controls, solid state relays, AC and DC variable speed motor controls. Between 1993 and 1996, Mr. Stoneman was President of Eurotherm Instrumentation and Controls world-wide where he was in charge of five manufacturing, three research and development, and seven sales operations generating $125 million annually.

Committees of The Board of Directors; Board Meetings

     The Board of Directors has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board of Directors was established in August 1999 and reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including the recommendation of our independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of our independent auditors and our accounting practices. The current members of the Audit Committee are Messrs. Eckenrode and Karlson.

     The Compensation Committee of our Board of Directors also was established in August 1999. It determines the salaries, benefits and stock option grants for our employees, consultants and directors. The current members of the Compensation Committee are Messrs. Rowan and Karlson. The members of the Compensation Committee oversee the administration of our Plan and develop executive compensation policies and practices which coincide with and enhance our business plans and strategies.

     There were four Board meetings held during the fiscal year ended October 31, 2000. Each director attended all meetings, except Mr. Stoneman, who attended three of the four meetings. The Board also acted twice during that fiscal year by unanimous written consent in lieu of meeting.

Audit Committee Report

     The operations of this Committee are governed by a written charter. Only independent directors, as that term is defined by the Marketplace Rules of The Nasdaq Stock Market, may serve as members of this Committee.

     The primary function of this Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing:

     o the financial reports and other financial information provided by Mikron to any governmental body or the public,

     o Mikron's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and

     o Mikron's auditing, accounting and financial reporting processes generally.

     This Committee performs its oversight regarding Mikron's financial reporting obligations by engaging in dialogs with management and with Arthur Andersen LLP, Mikron's independent auditing firm. The discussions in which we engage pertain to issues germane to the preparation of Mikron's quarterly and annual financial statements, and the conduct and completion of the audit of Mikron's annual financial statements.

     This Committee has reviewed and discussed Mikron's consolidated annual financial statements with management and with representatives of Arthur Andersen LLP. We also discussed with representatives of that accounting firm the matters required to be discussed with Mikron's independent auditors pursuant to Statement of Accounting Standards No. 61, as amended, "Communication with Audit Committees."

     Arthur Andersen LLP also provided to this Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and we discussed the question of Arthur Andersen LLP's independence with representatives of that firm.

     After we completed our discussions with management and with Arthur Andersen LLP, this Committee recommended that the Board of Directors include the audited consolidated financial statements in Mikron's annual report of Form 10-KSB for the year ended October 31, 2000.

     William J. Eckenrode (Chairman)
     Lawrence C. Karlson

PROPOSAL 2 - INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the Annual Meeting, our shareholders will be asked to ratify the Board's appointment of Arthur Andersen LLP ("Andersen") as our independent auditors for the fiscal year ending October 31, 2001. It is not expected that a representative of Andersen will be present at the meeting.

     We engaged the services of Andersen effective on May 19, 2000 (the "Effective Date") for the purposes of auditing our financial statements for the year ending October 31, 2000. As a result of the engagement of Andersen, the services of Feldman Scherb Horowitz & Co., P.C. ("Feldman") as auditor of our financial statements were terminated as of May 24, 2000. The change in auditors was approved by our Board solely as a result of management's determination that our future activities would involve us in accounting and auditing needs that could be better provided by a firm with a broader range of resources than those which our management felt that the Feldman firm possessed.

     The reports issued by Feldman Sherb Horowitz & Co. with respect to its audits of our financial statements for the fiscal years ended October 31, 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During our fiscal years ended October 31, 1998 and 1999, the three month interim periods which ended on January 31, 2000 and April 30, 2000, and the interim period which commenced on May 1, 2000 and which ended on the date of dismissal of Feldman Sherb Horowitz & Co., there were no disagreements with Feldman Sherb Horowitz & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Feldman Sherb Horowitz & Co. would have caused Feldman Sherb Horowitz & Co. to make reference thereto in any report issued or to be issued by it in connection with its audit of our financial statements.

Fees Paid to Arthur Andersen LLP

         Audit Fees (1)................................................................. $47,529
         Financial Information Systems Design and Implementation Fees...................       0
         All Other Fees (2).............................................................  27,021
                                                                                          ------
         Total.......................................................................... $74,550
                                                                                         =======




---------------------

(1) Audit services of Arthur Andersen LLP for fiscal 2000 consisted of the examination of our consolidated financial statements and quarterly review of our financial statements and filings on SEC form 10-QSB.

(2) "All Other Fees" includes $25,521 for acquisition-related services and $1,500 for tax services.

     Assuming a quorum consisting of a majority of all of the outstanding shares of common stock is present, in person or by proxy, at the meeting, the affirmative vote of the holders of a majority of the stock present, in person or by proxy, at the meeting is required to ratify the Board's selection of our independent auditors for the current fiscal year.

     The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 2 and proxies solicited by the Board of Directors will be so voted unless shareholders specify on their proxy card a contrary choice.

                              SHAREHOLDER PROPOSALS

        Shareholders who wish to present proposals for action at the 2002
Annual Meeting of Shareholders should submit their proposals in writing to our Corporate Secretary at our address set forth on the first page of this proxy statement. It is anticipated that the 2002 Annual Meeting will be held in or about April, 2002. Accordingly, proposals must be received by the Secretary on or before January 2, 2002 in order to be considered for inclusion in next year's proxy materials.

                  ANNUAL AND QUARTERLY REPORTS TO SHAREHOLDERS

     Our Annual Report to Shareholders consisting of a letter from our President and a copy of our Annual Report on Form 10-KSB for the year ended October 31, 2000, including audited financial statements, and our quarterly report on Form 10-QSB for the quarter ended January 31, 2001 have been mailed to the shareholders concurrently herewith, but such reports are not incorporated in this Proxy Statement and are not deemed to be part of the proxy solicitation material.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the meeting. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

                                              By order of the Board of Directors

                                              Steven D. Dreyer, Secretary

May 9, 2001
Oakland, New Jersey

                                                                      APPENDIX 1


                                 [Form of Proxy]

                         MIKRON INSTRUMENT COMPANY, INC.
        This Proxy is Solicited on Behalf of the Board of Directors of Mikron
                            Instrument Company, Inc.

The undersigned holder of the $.003 par value common stock (the "Common Shares") of Mikron Instrument Company, Inc. (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of the Company and Proxy Statement attached thereto, all relating to the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and does appoint Gerald D. Posner, Dennis Stoneman and Keikhosrow Irani, and each of them, the true and lawful attorney or attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of Common Shares the undersigned would be entitled to vote if then personally present at the Annual Meeting to be held at the offices of the Company located at 16 Thornton Road, Oakland, N.J., on Monday, June 11, 2001, at 11:00 A.M., or at any adjournment or adjournments thereof (the "Meeting"), and thereat to vote all Common Shares of the Company held by the undersigned and entitled to be voted thereat upon the following matters:

1. To elect as Directors to serve until the Annual Meeting to be held in 2002, the Nominees listed below:

     Lawrence C. Karlson (Chairman), Henry M. Rowan, William J. Eckenrode, Gerald D. Posner, Dennis Stoneman and Keikhosrow Irani

FOR all the foregoing Nominees
                              -------------

WITHHOLD AUTHORITY to vote for the foregoing Nominees
                                                      -----------------

     NOTE: To withhold authority to vote for any individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 2001.

FOR                 AGAINST                   ABSTAIN
    --------------          ----------------          -----------------

3.   To transact such other business as may properly come before the meeting.

FOR                 AGAINST                   ABSTAIN
    --------------          ----------------          -----------------

This Proxy confers authority to vote "FOR" each of propositions 1 and 2, listed above unless otherwise indicated. If any other business is transacted at said meeting, this proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote of "FOR" for each of the listed propositions. This proxy is solicited on behalf of the Board of Directors of Mikron Instrument Company, Inc. and may be revoked prior to its exercise.

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

Dated:
       -----------------------------

Signature of Shareholder
                         -------------------------------------------------------

Signature of Shareholder
                         -------------------------------------------------------